UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Alcoa Inc. Shareholder:

Vote your Alcoa Inc. shares in your savings plan account! As the owner of Alcoa Inc. common stock held in an Alcoa Savings Plan, you are entitled to instruct the trustee of the plan as to how to vote those shares at Alcoa’s Special Meeting of Shareholders on Wednesday, October 5, 2016. Please carefully review the proxy materials and follow the instructions below to cast your vote in advance of the meeting.

SPECIAL MEETING OF SHAREHOLDERS OF ALCOA INC.

The Special Meeting will take place on Wednesday, October 5, 2016, at 10:00 a.m. Eastern Time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019. Holders of record of Alcoa common stock at the close of business on August 3, 2016, the record date for the special meeting, are entitled to vote at the special meeting.

VIEW MATERIALS

Before you submit your voting instructions, we encourage you to read the Proxy Statement, which can be accessed by clicking on the link below:

Click Here for the Proxy Statement for the October 5, 2016 Special Meeting

If you want paper a copy of the Proxy Statement, click this link: Request for a Hard Copy

VOTING INSTRUCTIONS

To vote the shares in your savings plan account, you must provide the trustee of the savings plan with your voting instructions in advance of the meeting. You cannot vote your savings plan shares in person at the Special Meeting (although you can certainly attend); the trustee is the only one who can vote your savings plan shares. If the trustee does not receive your voting instructions, your shares generally will be voted in proportion to the way the other plan participants voted.

To allow sufficient time for voting by the trustee, your voting instructions must be received by 6:00 a.m. Eastern Time on October 3, 2016.

Return your voting instructions by any of the following ways:

Internet. Click Here to Submit Your Voting Instructions or open your browser and enter www.cesvote.com
Telephone. Call the following toll-free number: 1-888-693-8683
Mail. Click here to request a proxy card be sent to you by mail. Your proxy card will be mailed to the address specified in the savings plan administrator’s records. Fill out your proxy card, sign it and return it in the envelope provided.

In order to vote or request a proxy card by mail, you must provide your control number.

Your Control Number is:

ATTENDING THE SPECIAL MEETING

If you indicate when you vote online or via telephone that you wish to attend the special meeting, an admission ticket will be mailed to you. If you requested a proxy card by mail, an admission ticket will be attached to the proxy card mailed to you.

REMEMBER TO PROVIDE YOUR VOTING INSTRUCTIONS TO THE TRUSTEE BY 6:00 A.M. EDT ON OCTOBER 3, 2016.